As filed with the Securities and Exchange Commission on November 2, 2009
Registration Statement No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Art Technology Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3141918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Main Street
Cambridge, Massachusetts 02142
(617) 386-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert D. Burke
President and Chief Executive Officer
Art Technology Group, Inc.
One Main Street
Cambridge, Massachusetts 02142
(Name and address of agent for service)

(617) 386-1000
(Telephone number, including area code, of agent for service)

Copies to:

John D. Patterson, Jr., Esq.
Robert W. Sweet, Jr., Esq.
Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Telecopy: (617) 832-7000

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Price per Unit(1)	Offering Price(1)	Fee(1)(2)
Common stock		$	$	$
Preferred stock
Warrants
Debt securities
Total			$250,000,000	$13,950

(1)	The amount to be registered consists of an unspecified amount of the securities of each identified class that may from time to time be offered at indeterminate prices.

(2)	Fee calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3)	Shares of common stock may be issued separately, upon the exercise in accordance with their terms of warrants or upon conversion, without payment of separate consideration, of preferred stock or debt securities, each of which issuances is registered hereby.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2009

PROSPECTUS
$250,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities

This prospectus provides you with a general description of securities that we may offer and sell from time to time. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that sale and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “How We Plan to Offer and Sell the Securities” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on The Nasdaq Global Market under the symbol “ARTG.” The last reported sale price of our common stock on The Nasdaq Global Market on October 30, 2009 was $4.12 per share.

Investing in our securities involves various risks. In our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, we identify and discuss risk factors that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November   , 2009.

ABOUT THIS PROSPECTUS

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed a registration statement with the Securities and Exchange Commission, or the “SEC,” using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street address are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the relevant document.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Art Technology Group, Inc., a Delaware corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

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PROSPECTUS SUMMARY

This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

Art Technology Group, Inc.

We develop and market a comprehensive suite of e-commerce software products and software-as-a-service, or SaaS, solutions that are designed to help online businesses increase their revenues. We also provide related services, including support and maintenance, professional services, application hosting, e-commerce optimization services for enhancing online sales, and education. Our customers use our products and services to power their e-commerce websites, attract prospects, convert sales, increase order size, and offer ongoing customer care services. Our solutions are designed to provide a scalable, reliable and sophisticated e-commerce website for our customers to create a satisfied, loyal and profitable online customer base.

We seek to differentiate ourselves by offering solutions that enable our customers to provide a richer, more personalized and more compelling online shopping experience. We provide merchandisers and marketers more control over the online channel, and enable customer service agents to provide consumers more consistent, personalized and relevant assistance. Our solutions deliver better consistency and relevancy by capturing and maintaining information about customers’ personal preferences, online activity, and transaction history, and by using this information to deliver more personalized and contextual content.

Our ATG Commerce Suite consists of solutions delivered through perpetual software licenses or delivered as recurring SaaS solutions. Our ATG e-Commerce Optimization Services interoperate with any e-commerce platform, and are delivered as recurring SaaS solutions. Our e-commerce optimization services include Click-to-Call, Click-to-Chat, Call Tracking services and Recommendation services.

We market our products and services primarily to Global 2000 companies and other businesses that have large numbers of online users and utilize the Internet as an important business channel. We focus primarily on businesses in the retail, consumer products, manufacturing, media and entertainment, telecommunications, financial services, travel and insurance industries. We have approximately 700 customers, including Amazon, American Eagle Outfitters, AOL, AT&T, Best Buy, B&Q, Cabela’s, Carrefour, Cingular, Collective Brands, Conde Nast, Continental Airlines, Dell, DirecTV, El Corte Ingles, Expedia, France Telecom, Harvard Business School Publishing, Hewlett-Packard, Intuit, Hilton, HSBC, L.L. Bean, Lexmark, Macy’s, Meredith, Microsoft, Neiman Marcus, New York & Company, Nokia, Nutrisystem, OfficeMax, Overstock.com, PayPal, Philips, Procter & Gamble, Sears, Shop Direct Group, Sony, Sprint, Symantec, T Mobile, Target, Urban Outfitters, Verizon, Viacom, and Vodafone.

We were incorporated in 1991 in the Commonwealth of Massachusetts and reincorporated in 1997 in the State of Delaware. Our corporate headquarters are at One Main Street, Cambridge, Massachusetts 02142. We have domestic offices in Chicago, Illinois; New York, New York; Washington D.C.; Reston, Virginia; San Francisco, California; and Seattle, Washington; and international offices in Canada, France, Northern Ireland, and the United Kingdom. Our Internet web site address is www.atg.com. The information found on our website is not part of this prospectus.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing. The aggregate offering price of securities that we offer with this prospectus will not exceed $250,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered.

Risks Affecting Us

Our business is subject to a number of risks, which are highlighted in the section entitled “Risk Factors” immediately following this summary and in the prospectus supplement and the documents incorporated by reference.

RISK FACTORS

Prior to making an investment decision with respect to the securities that we may offer, prospective investors should carefully consider, in light of their particular investment objectives and financial circumstances, the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement pertaining thereto and in our most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus and the applicable prospectus supplement. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus, contain forward-looking statements. You should carefully consider the various risk factors described above that are incorporated by reference into this prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated by such forward-looking statements. You should not place undue reliance on our forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for the periods indicated (dollar amounts in thousands).

	Year Ended December 31,
						Six Months
						Ended
	2004	2005	2006	2007	2008	June 30, 2009

Income (loss) from operations	$(9,989)	$5,582	$5,366	$(5,991)	$4,429	$7,944

Fixed charges:
Interest expense(1)	—	—	—	—	—	—
Rental interest(2)	424	405	344	434	459	152

Total fixed charges	424	405	344	434	459	152

Income (loss) from operations plus fixed charges	$(9,565)	$5,987	$5,710	$(5,557)	$4,888	$8,096

Ratio of Earnings to Fixed Charges	N/A	14.78	16.60	N/A	10.65	53.26

Coverage Deficiency(3)	$9,565	$—	$—	$5,557	$—	$—

(1)	Includes interest expensed and capitalized; excludes interest related to FIN 48 tax reserves.

(2)	Represents an estimate of the portion of our rent expense incurred under operating leases that constitutes interest based on an estimated borrowing rate of prime plus five percent.

(3)	In 2004 and 2007 we incurred losses from operations and as a result our earnings were insufficient to cover our fixed charges. The amount shown represents the amount of the coverage deficiency in each such period.

HOW WE INTEND TO USE THE PROCEEDS

Unless stated differently in a prospectus supplement, we will use the net proceeds from the sale of the securities that we may offer with this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include capital expenditures, acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our Restated Certificate of Incorporation, as amended, which we refer to as our certificate of incorporation or our charter, our amended and restated by-laws, which we refer to as our by-laws, and the applicable provisions of the Delaware General Corporation Law, which we refer to as the DGCL. This description may not contain all of the information that is important to you and is subject to, and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the DGCL. For information on how to obtain copies of our certificate of incorporation and by-laws, see “Where You Can Find More Information.”

We may offer common stock. We may also offer common stock issuable upon the conversion of debt securities or preferred stock or the exercise of warrants.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value, of which 500,000 shares are designated Series A junior participating preferred stock. As of October 30, 2009, we had 126,956,626 shares of common stock outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

Common Stock

Voting Rights.  The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.

Dividends.  Holders of common stock will share ratably in any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. We may pay dividends consisting of shares of common stock to holders of shares of common stock.

Other Rights.  Upon the liquidation, dissolution or winding up of our company, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock, subject to the preferential rights of any preferred stock then outstanding. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Rights Plan

In September 2001, we adopted a rights plan. Under the rights plan, we distributed one preferred stock purchase right, which we refer to as a right, as a dividend on each outstanding share of our common stock. The rights will expire on September 26, 2011 unless they are redeemed or exchanged before that time. Each right entitles the holder to purchase one one-thousandth of a share of our Series A junior participating preferred stock at a purchase price of $15.00 per right, subject to adjustment.

The rights are exercisable only upon the occurrence of certain events, which we refer to as triggering events, including the acquisition by a person or group of beneficial ownership of 15% or more of the then-outstanding shares of our common stock or the commencement of a tender or exchange offer by any person or group that would result in that person or group owning 15% or more of the then-outstanding shares of our common stock. If any person or group becomes the beneficial owner of 15% or more of the shares of our common stock, except in a tender or exchange offer for all shares at a fair price as determined by the outside members of our board of directors, each right not owned by the 15% stockholder will entitle its holder to purchase that number of shares of our common stock which equals the exercise price of the right divided by one-half of the market price of our common stock at the date of the occurrence of the triggering event. In addition, under certain circumstances following a triggering event, if we are involved in a merger or other business combination transaction with another entity in which we are not the surviving corporation or in which our common stock is changed or converted, or if we sell or transfer 50% or more of our assets or earning power to another entity, each right will entitle its holder to purchase a number of shares of common stock of the other entity that equals the exercise price of the right divided by one-half of the market price of that common stock at the date of the occurrence of the triggering event. We generally will be entitled to redeem the rights at $.001 per right at any time until the tenth business day following public announcement that a 15% stock position has been acquired and in specified other circumstances.

The rights have anti-takeover effects. They may cause substantial dilution to a person or entity attempting to acquire us on terms not approved by our board of directors, except under the terms of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the board, since we may redeem the rights at $.001 per right.

Preferred Stock

Our certificate of incorporation provides that we may issue shares of preferred stock from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights, including preferred stock or rights to acquire preferred stock in connection with implementing a shareholder rights plan, that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of our company or the removal of existing management. Our board of directors has designated 500,000 shares of preferred stock as our Series A junior participating preferred stock.

Provisions of Our Certificate of Incorporation and By-Laws That May Have Anti-Takeover Effects

Certain provisions of our certificate of incorporation and by-laws described below, as well as the ability of our board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that stockholders may believe to be in their best interests.

These provisions also could have the effect of discouraging open market purchases of our common stock because these provisions may be considered disadvantageous by a stockholder who desires subsequent to such purchases to participate in a business combination transaction with us or to elect a new director to our board.

Business Combinations.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation’s voting stock.

Classified Board.  Our charter divides our board of directors into three classes with staggered three-year terms. In addition, our charter provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of our shares of capital stock entitled to vote. Under our charter, any vacancy on the board, including a vacancy resulting from an enlargement of the board, may only be filled by the affirmative vote of a majority of our directors then in office. The classification of the board and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from acquiring, control of the company. Our charter and by-laws require the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in this paragraph.

Limitation of Liability; Indemnification.  Our charter contains provisions permitted under Delaware corporate law relating to the liability of directors. These provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. This limitation on liability does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter contains provisions to indemnify our directors and officers to the fullest extent permitted by the Delaware corporate law. These provisions do not limit or eliminate our right or the right of any stockholder to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of the duty of care to us. We believe that these provisions assist us in attracting and retaining qualified individuals to serve as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be provided to our directors or officers, or persons controlling our company as described above, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stockholder Action; Special Meeting of Stockholders.  Our charter provides that any action required or permitted to be taken by our stockholders may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written action in lieu of a meeting. In addition, our charter provides that special meetings of our stockholders may be called only by the chairman of our board of directors, our president or a majority vote of our board of directors. Under our by-laws, in order for any matter to be considered properly brought before a meeting, a stockholder must comply with advance notice requirements. These provisions have the effect of limiting holders of less than a majority of our voting securities from calling a special meeting of stockholders. They also could have the effect of delaying until the next stockholder meeting actions that are favored by the holders of a majority of our outstanding voting securities. These provisions may also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, the third party would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders’ meeting, and not by written consent. Our charter and by-laws require the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote to amend or repeal any of the provisions described in this paragraph.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our by-laws provide that nominations for election to our board of directors may be made either by the board or by a stockholder who complies with specified notice provisions. Our by-laws contain similar advance notice provisions for stockholder proposals for action at stockholder meetings. These provisions prevent stockholders from making nominations for directors and stockholder proposals from the floor at any stockholder meeting and require that any stockholder making a nomination or stockholder proposal submit the name of the nominee or the text of the stockholder proposal, together with specified information about the nominee or the stockholder proposal, prior to the meeting at which directors are to be elected or action is to be taken. These provisions ensure that stockholders have adequate time to consider nominations and proposals before action is required, and they may also have the effect of delaying stockholder action. Our by-laws require the affirmative vote of the holders of at least 75% of our outstanding voting securities to amend or repeal these provisions.

NASDAQ Global Market Listing

Our common stock is listed on the NASDAQ Global Market under the trading symbol “ARTG.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section outlines some of the provisions of the preferred stock we may offer. This description may not contain all of the information that is important to you and is subject to, and is qualified in its entirety by reference to our certificate of incorporation, by-laws and the applicable provisions of the DGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our certificate of incorporation (as amended and in effect as of the date of such issuance) and by the certificate of amendment or certificate of designation related to that series. We will file the certificate of amendment or certificate of designation with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Preferred Stock

We have authorized 10,000,000 shares of preferred stock, $0.01 par value, of which 500,000 shares are designated Series A junior participating preferred stock. No shares of our preferred stock are outstanding.

The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock.

DESCRIPTION OF WARRANTS WE MAY OFFER

This section outlines some of the provisions of each warrant agreement pursuant to which warrants may be issued, the warrants or rights of warrant holders, and any warrant certificates. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to any warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

We may issue warrants. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. Most of the financial and other specific terms of any such series of securities will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.

Warrants

We may issue warrants, options or similar instruments for the purchase of our common stock, preferred stock or debt securities. We refer to these collectively as “warrants.” Warrants may be issued independently or together with common stock, preferred stock or debt securities, and may be attached to or separate from those securities.

Agreements

Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank, trust company or other institution that we select as agent with respect to such series. The warrant agent will act as our agent in connection with the warrant agreement or any warrant certificates and will not assume any obligation or relationship of agency or trust for or with any warrant holders. Copies of the forms of agreements and the forms of certificates representing the warrants will be filed with the SEC near the date of filing of the applicable prospectus supplement with the SEC. Because the following is a summary of certain provisions of the forms of agreements and certificates, it does not contain all information that may be important to you. You should read all the provisions of the agreements and the certificates once they are available.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under warrant agreements will not have the protections of the Trust Indenture Act with respect to their warrants.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the designation and terms of any securities with which the warrants are issued and in that event the number of warrants issued with each security or each principal amount of security;

•	the dates on which the right to exercise the warrants will commence and expire, and the price at which the warrants are exercisable;

•	the amount of warrants then outstanding;

•	material U.S. federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant exercisable for other securities or other property, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Modification Without Consent.  We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modification With Consent.  We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment. However, no such amendment that:

•	increases the exercise price of such warrant;

•	shortens the time period during which any such warrant may be exercised;

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants; or

•	otherwise adversely affects the exercise rights of warrant holders in any material respect; may be made without the consent of each holder affected by that amendment.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

This section outlines some of the provisions of the debt securities we may issue and the indenture and supplemental indentures pursuant to which they may be issued. This description may not contain all of the information that is important to you and is qualified in its entirety by reference to the form of indenture and the applicable supplemental indenture with respect to the debt securities of any particular series. The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of debt securities may differ from the general description of terms presented below.

We may issue secured or unsecured debt securities. Our debt securities will be issued under an indenture to be entered into between us and a trustee to be designated by us, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Our debt securities may be convertible into our common stock or other of our securities.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The holders of our debt securities will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.

In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to such debt securities.

We have described select portions of the indenture below. This description may not contain all of the information that is important to you. The form of indenture has been included as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. (Section 2.02)

We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. When we offer a particular series of debt securities, we will identify the title of the debt securities, the trustee or trustees (to which we refer in this description collectively as the trustee), and the aggregate principal amount of the debt securities we are offering, and we will describe the following terms of the debt securities, if applicable:

•	the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine the rate or rates (including any rate or rates determined by reference to any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of and interest on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means;

•	the terms and conditions on which we may redeem the debt securities;

•	any obligations we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the date or dates on which or period or periods within which, the price or prices at which and the other detailed terms and provisions upon which the debt securities will be redeemed or purchased pursuant to such obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples thereof;

•	whether the debt securities will be issued as bearer or fully registered securities and, if they are to be issued as fully registered securities, whether they will be in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon acceleration or declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;

•	if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the terms, if any, of subordination of the debt securities;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any provisions relating to conversion of any debt securities into equity interests, including the conversion price and the conversion period, whether conversion will be mandatory, at the option of the holders of the debt securities or at our option, events requiring an adjustment of the conversion price, and provisions affecting conversion if the debt securities are redeemed;

•	any exchange features of the debt securities;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	the extent to which a secondary market for the debt securities is expected to develop;

•	any addition to or change in the provisions relating to satisfaction and discharge of the indenture described in this prospectus with respect to the debt securities, or in the provisions relating to legal defeasance or covenant defeasance under the indenture described in this prospectus with respect to the debt securities;

•	any addition to or change in the provisions relating to modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any other terms or provisions of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any registrars, paying agents, service agents, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities. (Section 2.02)

We will provide you with information on the material United States federal income tax considerations and other special considerations applicable to any series of debt securities in the applicable prospectus supplement.

The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officers’ certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

One or more series of debt securities may be sold at a discount to their stated principal amount or may bear no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, commodity indices, stock exchange indices, financial indices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, commodity indices, stock exchange indices, financial indices, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, commodity indices, stock exchange indices, financial indices, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

When we determine to issue debt securities, we will instruct the trustee to authenticate for issuance such debt securities in a principal amount that we will provide in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. Our instructions may authorize the trustee to authenticate and deliver such debt securities upon our oral instructions or the oral instructions of our authorized agent or agents. (Section 2.03)

Transfer and Exchange

We expect most debt securities to be issued in denominations of $1,000 and integral multiples thereof. Each debt security will be represented by either one or more global securities deposited with and registered in the name of a depositary to be designated by us in the applicable prospectus supplement, or a nominee (we refer to any debt security represented by a global security as a “book-entry debt security”), or by a certificate issued in definitive registered or bearer form (we refer to any fully registered debt security represented by a certificate as a “registered certificated debt security”), as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Securities” below, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange registered certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of registered certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.07)

You may effect the transfer of registered certificated debt securities, and the right to receive the principal of and interest on those registered certificated debt securities, only by surrendering the certificate representing those registered certificated debt securities and the issuance by us or the trustee of a certificate to the new holder. (Section 2.07)

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued to the depositary in registered certificated form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. (Section 2.14)

No Protection in the Event of a Change of Control or a Highly Leveraged Transaction

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to the particular debt securities being issued.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as will be defined in the applicable prospectus supplement) to the extent set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, lease, transfer, convey, or otherwise dispose of or assign all or substantially all of our properties and assets to, any entity or enter into a plan of liquidation unless:

•	we are the resulting or surviving corporation in such consolidation or merger, or the successor entity in the transaction (if other than us) (or, in the case of a plan of liquidation, any entity to which our properties or assets are transferred) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes, by supplemental indenture, our obligations on any outstanding debt securities and under the related indenture; and

•	immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us or any of our other subsidiaries. (Section 5.01)

Events of Default

An “event of default” means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 consecutive days;

•	default in the payment of principal of any debt security of that series when and as due and payable;

•	default on any obligation to deposit any sinking fund payment when and due and payable in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization with respect to us; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.01)

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute a default under certain of our other indebtedness outstanding from time to time, as may be provided in the terms governing that other indebtedness.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. (Section 6.02)

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on the acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived (and certain other conditions have been satisfied) as provided in the indenture. (Section 6.02) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives reasonable security or indemnity satisfactory to it against any cost, expense or liability. (Section 7.02(f)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.05)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or such debt securities for any remedy under the indenture, unless the trustee for such debt securities:

•	has failed to act for a period of 60 days after receiving notice of a continuing event of default with respect to such debt securities from such holder and a request to act by holders of not less than 25% in principal amount of the outstanding debt securities of that series;

•	has been offered indemnity satisfactory to it in its reasonable judgment; and

•	has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request. (Section 6.07)

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.07)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee an officers’ certificate as to compliance with the indenture. (Section 4.04) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default (except in payment of the principal of or interest on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.05)

Modification and Waiver

Generally, we may amend the indenture with the consent of, and our compliance with provisions of the indenture may be waved by, the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment or waiver. However, we may not make any or amendment without the consent of, and our compliance with provisions of the indenture requires the waiver of, each holder of the affected debt securities if that amendment or waiver would:

•	reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a redemption payment, or change any of the other redemption provisions, with respect to any debt security, except as specifically set forth in the applicable resolution of our board of directors, the officers’ certificate or the supplemental indenture establishing the terms and conditions of such debt securities;

•	make the principal of or interest on any debt security payable in a currency other than that stated in the debt security;

•	waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment, and certain waivers or amendments; or

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver. (Section 9.02)

In addition, the indenture permits us and the trustee to make certain routine amendments to the indenture without the consent of any holder of debt securities. (Section 9.01)

Discharge

Our obligations under the indenture will be discharged as to a series of debt securities when all of the debt securities of that series have been delivered to the trustee for cancellation or, alternatively, when the following conditions are met:

•	all of the debt securities of that series that have not been delivered for cancellation have become due and payable, whether by reason of the mailing of a notice of redemption or otherwise, or will become due and payable within one year;

•	we have deposited with the trustee in trust for the benefit of the holders of such debt securities funds in an amount sufficient to pay all of our indebtedness owing on such debt securities; and

•	we have paid all other amounts due and payable by us under the indenture; and

•	we have instructed the trustee to apply the deposited money toward the payment of such debt securities at maturity or on the date of redemption, as the case may be. (Section 8.01)

Legal Defeasance and Covenant Defeasance

The indenture provides that, upon the satisfaction of certain conditions specified in the indenture:

•	we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) (we refer to this below as “legal defeasance”); or

•	we may omit to comply with the covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default with respect to the debt securities of that series (we refer to this below as “covenant defeasance”). (Section 8.02)

The conditions to the legal defeasance or covenant defeasance of a series of debt securities as described above include:

•	depositing with the trustee money and/or non-callable obligations guaranteed by the U.S. government (which we refer to below as “U.S. government obligations”) that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	in the case of legal defeasance, delivering to the trustee an opinion of counsel confirming that we have received an Internal Revenue Service tax ruling or that there has been a change in applicable United States federal income tax law, in either case to the effect that, and based thereon, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related legal defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been in the case if the deposit and related legal defeasance had not occurred;

•	in the case of covenant defeasance, delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred;

•	there being no continuing default with respect to the debt securities of that series on the date of deposit of the money and/or U.S. government obligations referred to above (other than a default resulting from the borrowing of funds to be applied to that deposit);

•	the defeasance not resulting in a breach or violation of, or default under, any of our or our subsidiaries’ material agreements (other than any such default resulting solely from the borrowing of funds to be applied to the deposit referred to above and the grant of any lien on that deposit in favor of the trustee and/or the holders of the debt securities of that series); and

•	delivering to the trustee a certificate stating that the deposit was not made with the intent of preferring the holders of the debt securities of that series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors. (Section 8.03)

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default or any event, act or condition that, after notice or the passage of time or both, would be an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the continuance of an event of default or any event, act or condition that, after notice or the passage of time or both, would be an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (Section 7.01)

The indenture and provisions of the Trust Indenture Act that are incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign. (Section 7.10)

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York. (Section 10.05)

HOW WE PLAN TO OFFER AND SELL THE SECURITIES

We may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq Global Market or other stock exchange rules;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities;

•	and any other material terms of the offering, including any over-allotment option.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on The Nasdaq Global Market. Common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Market, subject to The Nasdaq Global Market’s approval of the listing of the additional shares. We may elect to list other securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or to contribution from us with respect to such liabilities.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our customers in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We do not incorporate the contents of our website into this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. The following documents are incorporated by reference into this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 2, 2009;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on May 8, 2009;

•	our quarterly report on Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 6, 2009 and amended on August 26, 2009;

•	our current report on Form 8-K filed with the SEC on March 30, 2009;

•	our current report on Form 8-K filed with the SEC on May 27, 2009;

•	our definitive proxy statement filed with the SEC on April 21, 2009;

•	the description of our common stock and related preferred stock purchase rights contained in our registration statement on Form 8-A filed on July 12, 1999, together with amendments and reports filed for the purpose of updating that description, including Amendment No. 1 to Form 8-A filed on October 2, 2001; and

•	the description of our Series A junior participating preferred stock contained in Exhibit A to the Rights Agreement dated September 26, 2001 between us and EquiServe Trust Company, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed with the SEC on October 2, 2001, and all amendments and reports updating such description.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus until the date on which this registration statement has been withdrawn. These documents will become a part of this prospectus from the date that the documents are filed with the SEC. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information filed or furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 and excluding any information furnished pursuant to Item 8.01 of any current report on Form 8-K solely for purposes of satisfying the requirements of Regulation FD under the Securities Exchange Act of 1934, as amended, unless such Form 8-K expressly provides to the contrary.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request copies of these filings, at no cost, by writing to or calling our Investor Relations department at Art Technology Group, Inc., One Main Street, Cambridge, Massachusetts 02142, telephone (617) 386-1000.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our securities, you should read the prospectus and the exhibits filed with the registration statement, as well as all prospectus supplements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Art Technology Group, Inc., that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov.

EXPERTS

The consolidated financial statements of Art Technology Group, Inc. appearing in Art Technology Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 and the effectiveness of Art Technology Group, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Art Technology Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Foley Hoag llp.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts other than the registration fee are estimated):

Registration fee — Securities and Exchange Commission	$13,950
Accountants’ fees and expenses	**
Legal fees and expenses	**
Stock exchange listing fees	**
Blue sky fees	**
Rating agency fees	**
Printing expenses	**
Trustee’s fees and expenses	**
Miscellaneous	**

TOTAL	$13,950

**	These fees and expenses cannot be estimated at this time because the amounts will be affected by the number of offerings and the securities offered.

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our charter.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article Eighth of our charter provides that none of our directors shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

Article Ninth of our charter provides that each of our directors and officers:

(a) shall be indemnified by us against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by us or in our right) brought against such person by virtue of his or her position as our director or officer if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and

(b) shall be indemnified by us against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by us or in our right brought against such person by virtue of his or her position as our director or officer if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, such person is required to be indemnified by us against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his or her request, provided that such person undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by us that the director or officer did not meet the applicable standard of conduct required for indemnification, or if we fail to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

Article Ninth of our charter further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers we must indemnify those persons to the fullest extent permitted by such law as so amended.

The indemnification provisions contained in our charter and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors, or otherwise. In addition, we maintain insurance on behalf of our directors and officers insuring them against liabilities asserted against them in their capacities as directors or officers or arising out of such statuses.

In the underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder, the underwriters will agree to indemnify, under certain conditions, us, our directors, certain of our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 16.	Exhibits.

		Filed with	Incorporated by Reference
Exhibit		this Form		Filing Date with	Exhibit
Number	Description	S-3	Form	SEC	Number

4.1	Amended and Restated Certificate of Incorporation of Art Technology Group, Inc.		S-8	June 12, 2003	4.1
4.2	Amended and Restated By-Laws of Art Technology Group, Inc.		S-3	July 6, 2001	4.2
4.3	Specimen common stock certificate		S-1/A	July 13, 1999	4
4.4	Rights Agreement dated September 26, 2001 between Art Technology Group, Inc. and EquiServe Trust Company, N.A., as rights agent		8-K	October 2, 2001	4.1
4.5	Form of Indenture	X
4.6	Form of Note*
5.1	Opinion of Foley Hoag LLP regarding the legality of securities being registered	X
12.1	Statement regarding computation of ratio of earnings to fixed charges	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Foley Hoag LLP (contained in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page of this registration statement)	X

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on November 2, 2009.

ART TECHNOLOGY GROUP, INC.

By:	/s/ Robert D. Burke
Robert D. Burke
Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Art Technology Group, Inc., hereby severally constitute and appoint Robert D. Burke and Julie M.B. Bradley, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities as of November 2, 2009.

Signature	Title

/s/ Robert D. Burke Robert D. Burke	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Julie M.B. Bradley Julie M.B. Bradley	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Daniel C. Regis Daniel C. Regis	Chairman of the Board

/s/ Michael A. Brochu Michael A. Brochu	Director

/s/ David B. Elsbree David B. Elsbree	Director

/s/ John R. Held John R. Held	Director

Signature	Title

/s/ Ilene H. Lang Ilene H. Lang	Director

/s/ Mary Makela Mary Makela	Director

/s/ Phyllis S. Swersky Phyllis S. Swersky	Director